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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 (No. 333-158778) of the references to our firm, in the context in which they appear, and to our audit letter as of December 31, 2010, included in the Annual Report on Form 10-K of Bill Barrett Corporation for the fiscal year ended December 31, 2010. We further consent to the reference to our firm under the heading "Experts" in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (Scott) Rees III, P.E. C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas
September 20, 2011

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  Exhibit 23.2